Exhibit 99.1

Rafael Holdings Reports Second Quarter Fiscal 2026 Financial Results

NEWARK, NJ – March 16, 2026 (GLOBE NEWSWIRE) - Rafael Holdings, Inc. (NYSE: RFL) today reported its financial results for the second quarter fiscal year 2026 ended January 31, 2026.

“We remain pleased with the progress of our pivotal Phase 3 TransportNPC™ study evaluating Trappsol® Cyclo™ for the treatment of Niemann-Pick Disease Type C1, which the Data Monitoring Committee (DMC) recommended continuing after their review of prespecified safety and efficacy data at 48 weeks. We believe that Trappsol® Cyclo™ could provide an important new treatment option for patients suffering from this rare and fatal genetic disease,” said Howard Jonas, Chief Executive Officer, Executive Chairman and Chairman of the Board of Rafael Holdings.

“We are on track to complete this 96-week Phase 3 clinical trial, the largest ever conducted in this indication, and report preliminary top line results in the third quarter of this calendar year,” said Joshua Fine, Chief Operating Officer of Rafael Holdings.

Rafael Holdings, Inc. Second Quarter Fiscal Year 2026 Financial Results

As of January 31, 2026, we had cash and cash equivalents of $37.8 million.

For the three months ended January 31, 2026, we recorded a net loss attributable to Rafael Holdings of $6.4 million, or $0.13 per share, versus a net loss of $4.6 million, or $0.19 per share in the year ago period. The year over year increase in net loss is attributable to the consolidation of Cyclo Therapeutic’s expenses following the acquisition of Cyclo in March 2025.

Research and development expenses were $4.5 million for the three months ended January 31, 2026, compared to $0.9 million in the year ago period. The year over year increase relates to the inclusion in the current year period of spending at Cyclo following the March 2025 acquisition.

General and administrative expenses were $2.3 million for the three months ended January 31, 2026, compared to $2.6 million in the year ago period. The year over year decrease relates to a decrease in payroll and professional fees during the quarter ended January 31, 2026 offset by the inclusion of expenses at Cyclo following the March 2025 acquisition.

Rafael Holdings, Inc. First Six Months Fiscal Year 2026 Financial Results

For the six months ended January 31, 2026, we recorded a net loss attributable to Rafael Holdings of $16.2 million, or $0.32 per share, versus a net loss of $13.6 million, or $0.57 per share in the year ago period. The year over year increase in net loss is attributable to the consolidation of Cyclo Therapeutic’s expenses following the acquisition of Cyclo in March 2025.

Research and development expenses were $12.0 million for the six months ended January 31, 2026, compared to $2.3 million in the year ago period. The year over year increase relates to the inclusion in the current year period of spending at Cyclo following the March 2025 acquisition.

General and administrative expenses were $5.1 million for the six months ended January 31, 2026, compared to $5.1 million in the year ago period. The increase related to the inclusion of expenses at Cyclo following the March 2025 acquisition was offset by reductions in payroll due to terminations and reduced stock based compensation expense and professional fees.

About Rafael Holdings, Inc.

Rafael Holdings, Inc. is a biotechnology company that develops pharmaceuticals and holds interests in clinical and early stage companies that develop pharmaceuticals and medical devices. Our lead candidate is Trappsol® Cyclo™, which is being evaluated in clinical trials for the potential treatment of Niemann-Pick Disease Type C1 (“NPC1”), a rare, fatal and progressive genetic disorder. We also hold interests in other clinical-stage and early-stage pharmaceutical development companies and an orthopedic-focused medical device company. Our lead candidate, Trappsol® Cyclo™, is the subject of an ongoing pivotal Phase 3 clinical trial.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations surrounding the potential, safety, efficacy, and regulatory and clinical progress of our product candidates; plans regarding the further evaluation of clinical data; and the potential of our pipeline, including our internal cancer metabolism research programs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, those disclosed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended July 31, 2025, and our other filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Contact:

Barbara Ryan

Barbara.ryan@rafaelholdings.com

(203) 274-2825

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RAFAEL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

 (in thousands, except share and per share data)

	January 31, 2026	July 31, 2025
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$37,779	$52,769
Prepaid clinical costs	3,229	1,045
Other receivables	—	1,206
Accounts receivable, net of allowance for credit losses of $245 at January 31, 2026 and July 31, 2025	295	627
Inventory	271	281
Prepaid expenses and other current assets	873	786
Total current assets	42,447	56,714

Property and equipment, net	1,545	1,596
Investments	750	—
Convertible notes receivable classified as available-for-sale	1,858	1,858
Goodwill	19,939	19,939
Intangible assets, net	929	994
In-process research and development	31,575	31,575
Non-current prepaid clinical costs	244	1,399
Other assets	28	34
TOTAL ASSETS	$99,315	$114,109

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$8,172	$6,893
Accrued expenses	2,778	3,304
Convertible notes payable	608	614
Other current liabilities	66	66
Due to related parties	733	723
Total current liabilities	12,357	11,600

Accrued expenses, noncurrent	3,483	3,895
Convertible notes payable, noncurrent	52	78
Other liabilities	27	27
Deferred income tax liability	138	138
TOTAL LIABILITIES	16,057	15,738

COMMITMENTS AND CONTINGENCIES

EQUITY
Class A common stock, $0.01 par value; 35,000,000 shares authorized, 787,163 shares issued and outstanding as of January 31, 2026 and July 31, 2025	8	8
Class B common stock, $0.01 par value; 200,000,000 shares authorized, 51,218,790 issued and outstanding (excluding treasury shares of 101,487) as of January 31, 2026, and 50,789,697 issued and outstanding (excluding treasury shares of 101,487) as of July 31, 2025	513	508
Additional paid-in capital	323,081	322,161
Accumulated deficit	(248,496)	(232,263)
Treasury stock, at cost; 101,487 Class B shares as of January 31, 2026 and July 31, 2025	(168)	(168)
Accumulated other comprehensive income related to unrealized income on available-for-sale securities	358	358
Accumulated other comprehensive income related to foreign currency translation adjustment	3,873	3,787
Total equity attributable to Rafael Holdings, Inc.	79,169	94,391
Noncontrolling interests	4,089	3,980
TOTAL EQUITY	83,258	98,371

TOTAL LIABILITIES AND EQUITY	$99,315	$114,109

RAFAEL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

 (unaudited, in thousands, except share and per share data)

	Three Months Ended January 31,		Six Months Ended January 31,
	2026	2025	2026	2025
REVENUE
Infusion Technology	$—	$—	$—	$51
Rental – Third Party	57	48	113	98
Rental – Related Party	29	29	59	56
Product revenue	125	—	279	—
Total revenue	211	77	451	205

COSTS AND EXPENSES
Cost of Infusion Technology revenue	—	38	—	75
Cost of Product revenue	12	—	21	—
General and administrative	2,270	2,591	5,108	5,114
Research and development	4,529	947	12,013	2,273
Depreciation and amortization	55	90	105	176
Loss on impairment of goodwill	—	3,050	—	3,050
Loss from operations	(6,655)	(6,639)	(16,796)	(10,483)

Interest income	337	489	736	1,057
Realized (loss) gain on available-for-sale securities	—	(16)	—	178
Unrealized gain (loss) on investment - Cyclo	—	614	—	(3,751)
Unrealized gain (loss) on convertible notes receivable, due from Cyclo	—	486	—	(1,102)
Interest expense	(161)	(163)	(321)	(325)
Other (loss) income, net	(1)	(78)	80	(80)
Loss before income taxes	(6,279)	(5,307)	(16,066)	(14,506)
Provision for income taxes	(48)	(20)	(58)	(32)

Consolidated net loss	(6,327)	(5,327)	(16,124)	(14,538)
Net income (loss) attributable to noncontrolling interests	90	(686)	109	(891)
Net loss attributable to Rafael Holdings, Inc.	$(6,417)	$(4,641)	$(16,233)	$(13,647)

Loss per share attributable to common stockholders
Basic and diluted	$(0.13)	$(0.19)	$(0.32)	$(0.57)

Weighted average number of shares used in calculation of loss per share
Basic and diluted	51,226,095	24,150,218	51,217,699	24,121,186

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